EX-32.1
CERTIFICATION OF CEO / CFO

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Franklin Lake Resources
Inc. (the "Company") on Form 10-KSB for the period ended October 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the
"Report), Father Gregory Ofiesh, as Principal Executive Officer and Acting Chief
Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section
1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to
the best of his knowledge, that:

(1) the Report fully complies with the requirements of section 13(a) of the
Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 30, 2006

Signed:

/s/ Fr. Gregory Ofiesh
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President, Chief Executive Officer,
Acting Chief Financial Officer